Exhibit 4.2

CUSIP NO: 432320DN6	PRINCIPAL AMOUNT: $86,400,000
Registered No. R-2-1

United States of America
State of Florida

HILLSBOROUGH COUNTY
INDUSTRIAL DEVELOPMENT AUTHORITY
Pollution Control Revenue Refunding Bond
(Tampa Electric Company Project),
Series 2002

☒	Check this box if the Bond is a Global Bond. Applicable if the Bond is a Global Bond:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            This Bond is a Global Security within the meaning of the Agreement hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary (“Depositary”), as requested by an authorized representative of the Depositary. This Bond is exchangeable for Bonds registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

_____________________________________________

ORIGINAL ISSUE DATE: June 11, 2002	INTEREST PAYMENT DATES: April 1 and
October 1 of each year, commencing October 1, 2002.
STATED MATURITY: October 1, 2023
REGISTERED OWNER: CEDE & CO.
INTEREST RATE: 5.500% per annum.

            HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY (the “ Authority ”), a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter referred to, to the Registered Owner of this Bond, or registered assigns, on the Maturity Date (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the principal corporate trust office of the Paying Agent (hereinafter mentioned), the Principal Amount in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and to pay, solely from said special fund, to the Registered Owner hereof as determined at the close of business on the applicable record date at its address as it appears on the Bond registration books kept by the Registrar, interest on said Principal Amount from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for or, if no interest has been paid, from the date this Bond was authenticated at the interest rate set forth above per annum until payment of said Principal Amount, such interest to the Maturity Date being payable on the Interest Payment Dates in like coin or currency; provided, however, payment of interest on any Interest Payment Date shall be made to the Registered Owner hereof as of the close of business on the Record Date (as defined in the Agreement) with respect to such Interest Payment Date and shall be paid by (i) check mailed to such Registered Owner hereof at his address as it appears on the registration books of the Authority maintained by the Registrar or at such other address as is furnished in writing by such Registered Owner to the Registrar not later than the close of business on the Record Date or (ii) transmitted by wire transfer in immediately available funds to the accounts with commercial banks located within the United States of America of those owners which hold at least $1,000,000 principal amount of the Bonds of this series and which shall have provided wire transfer instructions to the Paying Agent prior to the close of business on such Record Date.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            THIS BOND AND THE PREMIUM, IF ANY, AND THE INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF ANY AUTHORITY OR COUNTY OR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, INCLUDING, WITHOUT LIMITATION, THE AUTHORITY AND HILLSBOROUGH COUNTY, FLORIDA. NEITHER ANY AUTHORITY OR COUNTY NOR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, SHALL BE OBLIGATED TO PAY THIS BOND OR THE PREMIUM, IF ANY, OR INTEREST HEREON EXCEPT FROM THE PAYMENTS FROM THE COMPANY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY AUTHORITY OR COUNTY, INCLUDING WITHOUT LIMITATION, THE AUTHORITY AND HILLSBOROUGH COUNTY, OR OF THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THIS BOND. THE AUTHORITY HAS NO TAXING POWER.

            This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Agreement until it shall have been authenticated by the execution by the Paying Agent of the certificate of authentication endorsed hereon.

            IN WITNESS WHEREOF, HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Bond to bear the facsimile signatures of its Chairman and Secretary and a facsimile of its official seal to be imprinted hereon, all as of the Date Hereof.

HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY
By:

Robert W. Miller Chairman

[SEAL]

Attest:

Kary McDonald Secretary

CERTIFICATE OF AUTHENTICATION

            This is one of the bonds of the Series designated herein and referred to in the within-mentioned Agreement.

Date of Authentication: June 11, 2002	THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A. As Trustee
By:

Authorized Signatory

1.   This Bond is one of a duly authorized series of revenue bonds of the Authority in the aggregate principal amount of up to $147,085,000, known as “Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2002” (the “ Bonds ”), issued under and pursuant to a Loan and Trust Agreement, dated as of June 1, 2002 (the “ Agreement ”) by and among the Authority, Tampa Electric Company, a corporation organized and existing under the laws of the State of Florida (the “ Company ”) and The Bank of New York Trust Company of Florida, N.A. a national banking association, having its principal corporate trust office in the City of Jacksonville, Florida (said association and any bank or trust company becoming successor trustee under the Agreement being herein called the “ Trustee ”), for the purpose of refinancing a portion of the cost of acquiring, constructing and installing certain air and water pollution and waste control facilities including any structures, machinery, fixtures, improvements and equipment (the “ Project ”), at Unit Nos. 1, 2, 3 and 4 of the Big Bend Station and Unit Nos. 1, 2, 3, 4, 5 and 6 of the F.J. Gannon Station (the “ Units ”) of the Company, located in Hillsborough County, Florida, together with all additions thereto, substitutions therefor and deletions therefrom, as they may at any time exist.

2.   This Bond is issued and the Agreement was made and entered into under and pursuant to the constitution and laws of the State of Florida, particularly Parts II and III of Chapter 159, Florida Statutes, as amended (the “ Act ”), and under and pursuant to resolutions duly adopted by the Authority.

3.   Terms which are used herein as defined terms and which are not otherwise defined shall have the meanings assigned to them in the Agreement.

4.   Copies of the Agreement are on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Agreement for the provisions, among others, with respect to the custody and application of the proceeds of Bonds issued under the Agreement, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and premium, if any, and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the conditions under which after an Event of Default the principal amount of this Bond may be declared due and payable, the rights, duties and obligations of the Authority and of the Trustee and the rights of the holders of the Bonds.

5.   The Agreement also prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Agreement, except for the purpose of payment, registration, transfer or exchange of Bonds, including a provision that under certain circumstances the Bonds shall be deemed to be paid if Governmental Obligations maturing as to principal and interest in such amounts and at such times as to ensure the availability of sufficient moneys to pay the principal of, premium, if any, and interest on the Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee.

6.   The Agreement provides that the Authority shall lend to the Company the proceeds of the issuance of the Bonds (the “ Loan ”). In accordance with and as required by the Act, the Agreement provides for the repayment by the Company of the Loan and interest thereon in installments sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable, and the Agreement further obligates the Company to pay the cost of maintaining, repairing and operating the Project. The Agreement provides that payments shall be made directly to the Paying Agent for the account of the Bondowners. The Agreement provides that the Company is unconditionally obligated to meet its obligations to pay principal, premium, if any, and interest and to perform and observe the other agreements on its part contained therein. Under the Agreement, the Authority has pledged and assigned to the Trustee all its rights under the Agreement (except its rights to payment of certain costs and expenses and to indemnification), including its rights to payments from the Company, as security for the payment of the principal of and premium, if any, and interest on the Bonds.

7.   This Bond shall bear interest from and including the Interest Payment Date next preceding the date of authentication hereof, or, if such date of authentication shall be an Interest Payment Date to which interest on this Bond has been paid in full or duly provided for, this Bond shall bear interest from its date of authentication, or, if no interest has been paid or duly provided for hereon, this Bond shall bear interest from the date of initial authentication and delivery of Bonds under the provisions of the Agreement; provided, however, that if, as shown by the records of the Paying Agent, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for registration of transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds or, if no interest has been paid or duly provided for on the Bonds, from the date of initial authentication and delivery of Bonds under the provisions of the Agreement. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as described in the Agreement, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. “ Interest Payment Date ” means April 1 and October 1 of each year, beginning on October 1, 2002. The term “ Business Day ” means a day on which banks located in the city or cities in which the principal corporate trust offices of the Trustee and the Paying Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

8.   The Bonds shall be deliverable in the form of registered Bonds without coupons in the denominations of $5,000 and any multiple thereof (“ Authorized Denominations ”).

9.   Under the Agreement, The Bank of New York Trust Company of Florida, N.A. has been appointed as the initial Paying Agent and Registrar for the Bonds. The Trustee, the Paying Agent and the Registrar may be removed or replaced by the Company.

10.    REDEMPTION PROVISIONS . IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR PORTION HEREOF) IS SUBJECT TO REDEMPTION, IN EACH CASE UPON NOTICE TO THE OWNER HEREOF AS OF A DATE PRIOR TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE REDEMPTION PRICE WITH THE PAYING AGENT ON THE REDEMPTION DATE THIS BOND (OR PORTION HEREOF) SHALL CEASE TO BE DEEMED TO BE OUTSTANDING UNDER THE AGREEMENT, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE REDEMPTION PRICE SO DEPOSITED

WITH THE PAYING AGENT BUT ONLY UPON SURRENDER OF THIS BOND TO THE PAYING AGENT.

11.   The Bonds shall be subject to redemption at the option of the Company in whole or in part at any time on or after October 1, 2012, at a redemption price equal to the principal amount redeemed, plus interest accrued to the redemption date. If this Bond is of a denomination in excess of the minimum Authorized Denomination, portions of the principal amount in Authorized Denominations may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this Bond to the Paying Agent, there will be issued to the Registered Owner, without charge, a new Bond or Bonds, at the option of the Registered Owner, for the unredeemed principal amount.

12.   In the event that (i) continued operation of the Units becomes impracticable, uneconomical, or undesirable, (ii) the Units are condemned or taken by eminent domain, or (iii) the Company is prevented from carrying on normal operation by injunction as provided in the Agreement, the Bonds may be redeemed as a whole on any date selected by the Company, but not less than 45 days after nor more than 180 days after the Company shall have given notice of its exercise of the right to make such prepayment, at the principal amount thereof plus accrued interest to the redemption date, and without premium.

13.   In the event that the interest on any Bond has been determined to be includable in gross income for federal income tax purposes in accordance with and as provided in the Agreement due to the failure of the Company to observe any covenant, agreement or representation in the Agreement, the Bonds shall be called for redemption as a whole or in part, on any date selected by the Company, but not later than 180 days after the date of such determination, at the principal amount thereof plus interest accrued thereon to the date fixed for redemption, and without premium. The Bonds shall be called for redemption in part only if the interest on the Bonds which remain outstanding following such redemption will, in the opinion of nationally recognized bond counsel, be excluded from gross income for federal tax purposes.

14.   If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Agreement in Authorized Denominations.

15.   The Paying Agent shall give or cause to be given notice of any redemption of this Bond as provided above to the Registered Owner at its address shown on the registration books maintained by the Paying Agent. A certificate of the Paying Agent shall conclusively establish the mailing of any such notice for all purposes. Notice of redemption having been duly mailed, this Bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this Bond (or such portion) will no longer accrue. If a portion of this Bond shall be called for redemption a new Bond or Bonds in principal amount equal to the unredeemed portion hereof will be issued to the Registered Owner upon the surrender hereof.

16.   If any Bonds are not presented for payment at their redemption or maturity date, the Registered Owners thereof shall look only to the moneys set aside for such purpose by the

Paying Agent. After one year, such moneys may be paid to the Company, and the holders of such Bonds shall thereafter look only to the Company for payment thereof.

17.   The transfer of this Bond may be registered by the Registered Owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Registrar, but only in the manner and subject to the limitations and conditions provided in the Agreement and upon surrender and cancellation of this Bond. Upon any such registration of transfer, the Authority shall execute and the Paying Agent shall authenticate and deliver in exchange for this Bond a new registered Bond or Bonds, registered in the name of the transferee, of Authorized Denominations, in aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

18.   The Registered Owner of this Bond shall have no right to enforce the provisions of the Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Agreement, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Agreement.

19.   Modifications, alterations or amendments of the Agreement or of any amendment thereto may be made only to the extent and in the circumstances permitted by the Agreement.

20.   This Bond shall be governed by and construed in accordance with the laws of the State of Florida.

21.   All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Agreement have happened, exist and have been performed as so required.

22.   The Registered Owner of this Bond, by acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Agreement.

23.   The Authority, the Trustee and the Company may treat the Registered Owner as the absolute owner of this Bond for all purposes, notwithstanding any notice to the contrary.

24.   Neither the members of the Authority nor any person executing this Bond are liable personally hereon or subject to any personal liability or accountability by reason of the issuance hereof.

ASSIGNMENT

            For value received the undersigned sells, assigns and transfers this Bond to

_____________________________________________________________________________________________

(Name and Address of Assignee)

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Social Security or Other Identifying Number of Assignee

and irrevocably appoints ______________________________ attorney-in-fact to transfer it on the books kept for registration of the Bond, with full power of substitution.

NOTE: The signature to this assignment must correspond with the name as written on the face of the Bond without alteration or enlargement or other change

Dated: Signature Guaranteed:

By: Authorized Signature